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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT AUDITOR



We hereby consent to the incorporation by reference in this Form S-3 Registration Statement for Medium4.com, Inc. of our independent auditor's report, dated March 16, 2000, relating to the financial statements of Medium4.com, Inc. as of December 31, 1999 and 1998, and for the year ended December 31, 1999, which appear in Medium4.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement, with respects only pertaining to Medium4.com, Inc.

/s/ Radin Glass & Co., LLP
Radin Glass & Co., LLP


New York, New York
March 13, 2001